                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                         The Sportsman's Guide, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

                          [THE SPORTSMANS GUIDE LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 6, 2005

To Our Shareholders:

     The Annual Meeting of Shareholders of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), will be held at the Company's executive offices located at 411 Farwell Avenue, South St. Paul, Minnesota on Friday, May 6, 2005, at 1:00 p.m., Minnesota time, for the following purposes:

     1. Election of seven directors to serve until the next Annual Meeting and until their respective successors have been elected and qualified;

     2. Approval of the 2005 Stock Incentive Plan;

     3. Ratification of the engagement of Grant Thornton LLP as independent registered public accountants for the Company for 2005; and

     4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on March 11, 2005 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order Of The Board Of Directors

                                          /s/ CHARLES B. LINGEN
                                          Charles B. Lingen, Secretary

South St. Paul, Minnesota
March 25, 2005

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND
          PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                          THE SPORTSMAN'S GUIDE, INC.
                               411 FARWELL AVENUE
                        SOUTH ST. PAUL, MINNESOTA 55075
                           -------------------------

                                PROXY STATEMENT
                                  MAILING DATE
                                 MARCH 25, 2005
                           -------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on May 6, 2005 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

                       VOTING SECURITIES AND RECORD DATE

     The Company has one class of voting securities outstanding, namely Common Stock, par value $.01 per share. Only holders of record of the Company's Common Stock at the close of business on March 11, 2005 are entitled to notice of and to vote at the Annual Meeting. As of March 11, 2005, there were 4,746,070 shares of Common Stock outstanding, and each share is entitled to one vote on all matters to be voted upon at the Annual Meeting. Under the Company's Restated Articles of Incorporation and Bylaws, each shareholder has the right to vote cumulatively for the election of directors by giving written notice of his intent to cumulate his votes to any officer of the Company before the Annual Meeting or to the presiding officer of the Company at the Annual Meeting at any time before the election of directors. Under cumulative voting, each shareholder has the right to cast that number of votes per share equal to the number of directors to be elected and may cast all of the shareholder's votes for a single candidate or distribute those votes among any number of candidates. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the proxy holders will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the proxy holders may determine.

     The presence in person or by proxy of holders of 40% of the shares of the Company's Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

     Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy with respect to shares held in a fiduciary capacity (or "street name") that indicates the broker does not have discretionary authority to vote the shares on a particular matter. Brokers normally have discretion to vote shares held in street name on "routine" matters, such as election of directors and ratification of accountants, but not on non-routine matters such as approval of stock plans.

STOCK SPLIT

     On March 1, 2005, the Company announced that its Board of Directors declared a 3-for-2 split of the Company's Common Stock, in the form of a 50% stock dividend, payable on April 15, 2005 to shareholders of record on March 25, 2005. Information in this Proxy Statement does not reflect the stock split.

                 MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

1. ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. Each nominee, with the exception of Mr. Olson, is presently a director of the Company. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

     Leonard M. Paletz will retire as a director as of the date of the Annual Meeting. Mr. Paletz is a co-founder of the Company, served as Chairman of the Board, President, Chief Executive Officer and Treasurer from 1977 to 1994 and has been a director since 1977. The Board wishes to thank Mr. Paletz for his many years of service to the Company.

     Set forth below is certain information with respect to each nominee for director.

     GREGORY R. BINKLEY, 56, has been a director since 1995. Mr. Binkley has been an employee since 1994 when he was elected Vice President. Mr. Binkley became Senior Vice President of Operations and Chief Operating Officer in 1995, Executive Vice President in 1996, President in 1998 and Chief Executive Officer in 2000. From 1993 to 1994, Mr. Binkley worked as an independent operations consultant. From 1990 to 1993, Mr. Binkley was Director of Distribution of Fingerhut Companies, Inc., a mail order catalog business and from 1988 to 1990 was Director of Distribution with Cable Value Network, Inc., a cable television retailer. Mr. Binkley worked for Donaldsons Department Stores, a division of Allied Stores Corporation, from 1975 to 1988, serving as Vice President of Finance and Operations from 1987 to 1988 and Vice President of Operations from 1981 to 1987.

     CHARLES B. LINGEN, 60, has been a director since 1995. Mr. Lingen has been Chief Financial Officer, Vice President of Finance and Treasurer since 1994. Mr. Lingen was elected Secretary in 1995, Senior Vice President of Finance in 1996 and Executive Vice President of Finance and Administration in 2000. From 1973 to 1994, Mr. Lingen worked at Fingerhut Companies, Inc., serving as Vice President of Finance and Controller from 1989 to 1994.

     GARY OLEN, 62, is a co-founder of the Company. Mr. Olen served as Executive Vice President and Secretary from its incorporation in 1977 until 1994, President from 1994 to 1998, Chief Executive Officer from 1994 until his retirement in 2000, Chairman of the Board from 1998 to 2004 and a director since its incorporation. Mr. Olen was also the sole proprietor of the predecessor of the Company, The Olen Company, founded in 1970.

     WILLIAM T. SENA, 68, has been a director since 1990 and became Chairman of the Board in 2004. He is an investment advisor with Sena Weller Rohs Williams, LLC, an investment advisory firm. Mr. Sena has been associated with the investment advisory firm and its predecessor since 1965.

     JAY A. LEITCH, Ph.D., 56, has been a director since 2003. He is Dean and Distinguished Professor of Agricultural Economics, College of Business Administration, North Dakota State University. Dr. Leitch has been a member of the faculty of North Dakota State University since 1981 and has served as a consultant to numerous government and private organizations.

     DAROLD D. RATH, 63, has been a director since 2003. He is the Senior Executive Partner of EideBailly LLP, a certified public accounting firm. Mr. Rath served as Managing Partner of EideBailly from 1981 to 2003 and has been involved in public accounting since 1967.

     RONALD G. OLSON, 64, is Chairman and CEO of D. Ventures Inc., which operates Clean 'n' Press stores in the Minneapolis area, positions he has held since 1990. Mr. Olson co-founded Grow Biz International, Inc. in 1986, a franchisor of value-oriented retail concepts that buy, sell, trade and consign merchandise under the store brands Play It Again Sports, Once Upon A Child, Plato's Closet and Music Go

Round. Mr. Olson served as President and Chief Executive Officer of Grow Biz from 1990 to 1999 and Vice Chairman from 1999 to 2000. Mr. Olson serves on the Board of Trustees of North Dakota State University.

     All nominees have been approved by the Nominating and Corporate Governance Committee. Mr. Olson was recommended by a non-management director and the Company's Chief Executive Officer.

BOARD OF DIRECTORS

     The Board of Directors has determined that four of its seven members, Leonard M. Paletz, William T. Sena, Jay A. Leitch and Darold D. Rath, and nominee Ronald G. Olson, are independent within the meaning of Rule 4350 of the National Association of Securities Dealers, Inc. ("NASD").

     During 2004, the Board of Directors held six meetings. Each director attended over 75% of the Board meetings and meetings of Board committees on which he served held during 2004, except Mr. Olen.

     Directors are invited and encouraged to attend the Company's annual meeting of shareholders. Six directors attended the 2004 Annual Meeting.

BOARD COMMITTEES

     The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee.

     Audit Committee. The Audit Committee provides independent review and oversight of the Company's financial reporting processes, internal controls and independent accountants. The Audit Committee is directly responsible for the appointment, retention and oversight of the work of the Company's independent accountants. The Audit Committee meets regularly with the Company's management and independent accountants to review the results of the annual audit and quarterly reviews and discuss the financial statements. The Audit Committee met six times during 2004. The Audit Committee acts pursuant to a written charter. The members of the Audit Committee are Darold D. Rath, Chairman, Leonard M. Paletz and Jay A. Leitch. All members of the Audit Committee are independent within the meaning of applicable Nasdaq listing standards and rules of the Securities and Exchange Commission ("SEC"). The Board has determined that Mr. Rath is an audit committee financial expert as defined by applicable SEC rules.

     Compensation Committee. The Compensation Committee is responsible for the review and determination of the salaries, bonuses, stock options and other compensation of the Chief Executive Officer and other executive officers of the Company. The members of the Compensation Committee are William T. Sena, Chairman, Leonard M. Paletz and Jay A. Leitch. All members of the Compensation Committee are independent within the meaning of applicable Nasdaq listing standards. The Compensation Committee met three times during 2004.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board in identifying and evaluating prospective director nominees, recommends for the Board's selection a slate of director nominees for election to the Board at the annual meeting of shareholders, and oversees the Company's corporate governance practices. The Nominating and Corporate Governance Committee acts pursuant to a written charter. The members of the Nominating and Corporate Governance Committee are William T. Sena, Chairman, Darold D. Rath and Jay A. Leitch. All members of the Nominating and Corporate Governance Committee are independent within the meaning of applicable Nasdaq listing standards. The Nominating and Corporate Governance Committee met twice during 2004.

     The Board seeks director candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and shareholders. In identifying and evaluating director candidates, the Nominating and Corporate Governance Committee may consider a number of attributes, including experience, skills, judgment, accountability and integrity, financial literacy, time, industry knowledge, networking/contacts, leadership, independence from management and other factors it deems relevant. The Nominating and Corporate Governance Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current directors and specific needs of the Company and the Board. The Nominating and Corporate Governance Committee may solicit advice from the CEO and other members of the Board.

     The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company's shareholders. Shareholders must submit the name of a proposed shareholder candidate to the Nominating and Corporate Governance Committee at the Company's executive offices by the date specified under "Shareholder Proposals."

     Executive Committee. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors between meetings of the Board. The members of the Executive Committee are Gregory R. Binkley, William T. Sena and Darold D. Rath. The Executive Committee took action by unanimous written consent twice during 2004.

CODE OF ETHICS AND COMMITTEE CHARTERS

     The Company has adopted a Code of Business Conduct and Ethics applicable to its employees, officers and directors. A copy of the Code of Business Conduct and Ethics has been filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and is posted on the Company's investor relations web site www.sportsmansguideir.com.

     The charters of the Audit Committee and the Nominating and Corporate Governance Committee are posted on the Company's investor relations web site www.sportsmansguideir.com.

PROCEDURES FOR CONTACTING DIRECTORS

     Shareholders may communicate with the Board or a specific director by writing to The Sportsman's Guide, Inc., 411 Farwell Avenue, South St. Paul, Minnesota 55075, Attention: Board of Directors or [Name of Specific Director]. All communications will be forwarded as soon as practicable to the specific director or, if addressed to the Board, to the Chairman of the Board or other director designated by the Board to receive such communications.

DIRECTOR COMPENSATION

     Effective January 1, 2005, directors who are not employees of the Company receive an annual fee of $40,000 for services as a director plus expenses incurred in attending board meetings. The Chairman of the Board receives an additional fee of $12,000 per year and the Chairman of each Board committee receives an additional fee of $8,000 per year. A non-employee director receives only one additional fee as Board or committee chairman.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors provides independent review and oversight of the Company's financial reporting processes, internal controls and the independent registered public accounting firm.

     Following the end of the 2004 fiscal year, the Audit Committee analyzed and discussed the audited financial statements with management and Grant Thornton LLP, the Company's independent registered public accounting firm. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Statement on Auditing Standards No. 90. The Audit Committee also received the written disclosures and a letter from Grant Thornton LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based upon the analysis and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                                          Darold D. Rath, Chairman
                                          Leonard M. Paletz
                                          Jay A. Leitch

2. APPROVAL OF 2005 STOCK INCENTIVE PLAN

     One of the purposes of the Annual Meeting is to consider and vote upon approval of the Company's 2005 Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board of Directors on February 25, 2005, subject to approval by shareholders. The purpose of the Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining individuals eligible to participate in the Plan; (ii) motivating such individuals by providing incentive compensation; and (iii) aligning the interests of such individuals with the interests of the Company's shareholders.

     The following is a summary of the Plan. The full text of the Plan is attached as Appendix I to this Proxy Statement and this summary is qualified in its entirety by reference to Appendix I.

SUMMARY OF THE PLAN

     The Plan will be administered by the Compensation Committee of the Board of Directors or such other committee as may be designated by the Board (the "Committee"). Any employee or consultant of the Company or a subsidiary will be eligible to be designated a participant under the Plan. It is not possible to state in advance the exact number and identity of those employees who will ultimately participate in the Plan. Currently, 35 employees hold options granted under the Company's stock option plans, including three executive officers. The Committee has the sole and complete authority to determine the participants to whom awards will be granted under the Plan.

     The Plan authorizes a maximum of 600,000 shares of Common Stock (900,000 shares post-split) with respect to which awards may be granted, subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events. Shares subject to the unexercised or undistributed portion of a terminated or forfeited award and shares tendered or withheld to pay the exercise price of an option or required tax withholding shall be available for further awards. The shares issued pursuant to awards may be authorized but unissued shares or shares acquired in the open market to satisfy Plan requirements. On March 21, 2005, the last reported sale price of the Common Stock on the Nasdaq National Market was $24.72 per share.

     The Committee may grant the following types of awards under the Plan:

     Stock Options. Stock options are options to purchase a specific number of shares at such times and subject to such terms and conditions as the Committee may determine. The term of an option cannot exceed ten years and the exercise price cannot be less than 100% of the fair market value of the stock on the date of grant. Incentive Stock Options are subject to additional provisions necessary to comply with Section 422 of the Internal Revenue Code. The aggregate fair market value of shares subject to Incentive Stock Options which are exercisable by one person for the first time in a calendar year cannot exceed $100,000, Incentive Stock Options may not be granted after the tenth anniversary of the effective date of the Plan, and Incentive Stock Options granted to employees who own more than 10% of the combined voting power of the Company's stock cannot be exercisable more than five years after the date of grant or have an exercise price less than 110% of the fair market value of the stock on the date of grant.

     Payment of the exercise price of an option granted under the Plan may be made (i) in cash or by check, (ii) by tendering shares of Common Stock owned by the optionee or (iii) by authorizing a broker to sell all or a portion of the shares acquired upon exercise of the option and remit to the Company a portion of the sale proceeds sufficient to pay the exercise price and required tax withholding, or by a combination of the foregoing.

     Restricted Stock. Restricted stock is Common Stock that is issued to a participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including the achievement of specific Company or individual performance goals over a specified period of time. The participant has the rights of the holder of the restricted stock subject to the restrictions. Certificates representing restricted stock are held in custody by the Company until the restrictions lapse.

     Stock Equivalent Units. A stock equivalent unit is an award based on the fair market value of one share of Common Stock. A stock equivalent unit award may be subject to conditions and restrictions established by the Committee, including the achievement of specific Company or individual performance goals over a specified period of time and may be settled in shares or cash.

     Performance Units. A performance unit is an award denominated in a cash amount which may be based on achievement of specific Company or individual performance goals over a specified period of time and may be settled in shares or cash.

     Performance Compensation Awards. Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the other named executive officers in the Company's proxy statement unless, among other things, the compensation qualifies as "performance-based compensation" under Section 162(m) and the material terms of the plan for such compensation are approved by shareholders. The Committee may, at the time of the grant of an award (other than an option) under the Plan, designate the award as a performance compensation award in order to qualify the award as performance-based compensation under Section 162(m). Stock options granted under the Plan are intended to qualify as performance-based compensation.

     The Committee will establish in writing a performance period, performance measure(s), performance goal(s) and performance formula(s), prior to the applicable performance period, with respect to a performance compensation award. Once established for a performance period, such items may not be modified to the extent the modification would cause the compensation to fail to constitute qualifying performance-based compensation under Section 162(m). The performance measures that the Committee may select include one or more of the following: basic and diluted earnings per share; revenue; operating income; net income (either before or after taxes); net income before interest and taxes; net income before interest, taxes, depreciation and amortization; return on capital; return on equity; net cash provided by operations; stock price; and total shareholder return. A participant shall be eligible to receive payment of a performance compensation award only to the extent that the performance goal(s) for the award are achieved and the performance formula as applied against such performance goal(s) determines that all or some portion of the award has been earned for the performance period. The Committee will review and certify in writing whether and to what extent the performance goal(s) for the performance period have been achieved and the amount of the award earned by and to be paid to the participant. The Committee may use discretion to decrease, but not increase, the amount of such award otherwise payable to the participant.

     The maximum number of shares with respect to which awards may be granted to any single participant in the form of options, restricted stock or stock equivalent units may not exceed the total number of shares available under the Plan. The maximum amount of performance units that may be granted to any one participant with respect to a single performance period may not exceed $1,000,000.

     Each award under the Plan will be evidenced by an award agreement setting forth the terms and conditions applicable to the award.

     The Committee has the discretion to provide that in the event of a "change of control" (as defined in the Plan), any outstanding awards held by participants which are unexercisable or otherwise unvested will automatically be deemed exercisable or vested.

     The Board of Directors may amend, suspend or terminate the Plan or any portion of the Plan at any time, provided that no such amendment, suspension or termination (i) may impair the rights of any participant with respect to awards previously granted under the Plan without the participant's consent or (ii) operate to increase the number of shares available for awards or decrease the exercise price of any option without shareholder approval, except for share or price adjustments in the event of certain significant corporate events.

     The Plan will remain in effect until all awards under the Plan have been exercised or terminated.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of federal income tax consequences to participants and the Company relating to Incentive Stock Options, nonqualified stock options and certain other awards that may be granted under the Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

     An optionee will not recognize income upon the grant or exercise of an Incentive Stock Option provided the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise (or one year prior to exercise in the event of death or disability). Generally, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will be includable in income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of the stock for purposes of determining alternative minimum taxable income in the year the stock is sold. Where shares acquired upon exercise of an Incentive Stock Option are sold more than two years after grant and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after grant or one year after exercise will recognize ordinary income in an amount equal to the lesser of the difference between (i) the option price and the fair market value of the shares on the date of exercise or (ii) the option price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. In such event, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time the optionee recognizes the income.

     An optionee will not recognize income upon the grant of a nonqualified stock option. Upon exercise of the option, the optionee will recognize ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. The tax basis of the option stock in the hands of the optionee will equal the option price plus the amount of ordinary income recognized upon exercise, and the holding period for the stock will commence on the day the option is exercised. An optionee who sells option stock will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on sale. Such gain or loss will be long-term if the stock is held for more than one year after exercise. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the same time the optionee recognizes the income.

     Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the stock over the purchase price (if any) only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant. Stock equivalent units and performance units generally are subject to tax at the time of payment in shares or cash, measured by the value of the payments received. In each case, the Company will generally have a corresponding deduction at the time the participant recognizes income.

NEW PLAN BENEFITS

     Future benefits or amounts that would be received under the Plan by executive officers and other employees is discretionary and therefore not currently determinable. During 2004, stock options were granted under the 2004 Stock Incentive Plan to the Company's Named Executive Officers to purchase a total of 140,000 shares of Common Stock at an exercise price of $22.36 per share. See "Executive Compensation -- Option Grants in Last Fiscal Year." During 2004, stock options were granted to all other employees of the Company and subsidiary as a group to purchase a total of 351,000 shares of Common Stock at a weighted average exercise price of $20.28 per share.

     Approval of the Plan requires the affirmative vote of a majority of the shares present in person or by proxy. Abstentions will be considered present and will have the effect of a vote against approval of the Plan. Broker non-votes will not be counted in determining the number of shares necessary for approval.

             THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

3. RATIFICATION OF ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     The Company intends to request that the shareholders ratify the selection of Grant Thornton LLP, independent registered public accountants, for 2005. The Company has requested and expects a representative of Grant Thornton LLP to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2004 and 2003 by Grant Thornton LLP:

                                                 2004        2003
                                                 ----        ----
Audit Fees(1)..............................    $294,717    $ 69,120
Audit-Related Fees(2)......................          --          --
Tax Fees(3)................................      13,090      11,896
All Other Fees(4)..........................      29,645      26,902
                                               --------    --------
       Total...............................    $337,452    $107,918
                                               ========    ========

-------------------------

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's annual financial statements and review of the interim financial statements included in the Company's quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements. Included are fees billed for the audit of internal control over financial reporting required by
    Section 404 of the Sarbanes-Oxley Act.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees."

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include preparation of federal and state tax returns, estimates and assistance in federal and state tax compliance.

(4) All Other Fees consist of fees for products and services other than services reported above. This category included fees related to audit of the financial statements of an employee benefit plan in 2004 and 2003, services in connection with a business acquisition in 2004 and consulting regarding compliance with the Sarbanes-Oxley Act in 2003.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     All audit and non-audit services to be performed by the Company's independent accountants must be approved in advance by the Audit Committee. Each year, the independent accountants provide the Audit Committee with a description of the audit, tax and other services to be provided for the year and related fees. The Audit Committee then approves the services at the stated fees. Additional services proposed to be provided by the independent accountants may be presented to the Audit Committee at any time and are approved or declined as presented.

     SEC rules permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. None of the services listed above as Audit-Related, Tax and All Other were provided in 2004 or 2003 without pre-approval.

4. OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Chief Executive Officer and to each of the other most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered in all capacities for each of the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                  ANNUAL COMPENSATION       COMPENSATION         ALL OTHER
                                                 ---------------------      ------------      COMPENSATION(1)
                                                 SALARY         BONUS         OPTIONS         ---------------
NAME AND PRINCIPAL POSITION            YEAR        ($)           ($)            (#)                 ($)
---------------------------            ----      ------         -----         -------               ---
Gregory R. Binkley.................    2004      296,923       655,000         60,000              5,397
  President and                        2003      243,731       654,000         59,000              5,322
     Chief Executive Officer           2002      219,231       393,500         50,000              4,108
Charles B. Lingen..................    2004      234,615       330,000         40,000              6,903
  Executive Vice President of
     Finance                           2003      186,442       330,000         37,500              4,806
     and Administration,               2002      165,846       225,000         35,000              2,998
     Chief Financial Officer and
     Secretary/Treasurer

John M. Casler.....................    2004      234,615       330,000         40,000              4,041
  Executive Vice President             2003      186,442       330,000         37,500              3,966
     of Merchandising, Marketing       2002      165,846       225,000         35,000              3,947
     and Creative Services


-------------------------
(1) Amounts in the All Other Compensation column include (i) employer matching contributions under the Company's 401(k) plan of $3,075 in 2004 and (ii) insurance premiums for group term life insurance paid on behalf of Messrs. Binkley, Lingen and Casler of $2,322, $3,828 and $966, respectively, in 2004.

     The following table sets forth information with respect to the Named Executive Officers concerning the grant of options during 2004.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                -------------------------------------------------------       VALUE AT ASSUMED
                                  NUMBER OF       % OF TOTAL                               ANNUAL RATES OF STOCK
                                 SECURITIES        OPTIONS       EXERCISE                  PRICE APPRECIATION FOR
                                 UNDERLYING       GRANTED TO     OR BASE                       OPTION TERM(1)
                                   OPTIONS       EMPLOYEES IN     PRICE      EXPIRATION    ----------------------
NAME                            GRANTED(#)(2)    FISCAL YEAR      ($/SH)        DATE        5%($)        10%($)
----                            -------------    ------------    --------    ----------     -----        ------
Gregory R. Binkley..........       60,000            12.2         22.36       12/29/14     843,725      2,138,165
Charles B. Lingen...........       40,000             8.1         22.36       12/29/14     562,483      1,425,443
John M. Casler..............       40,000             8.1         22.36       12/29/14     562,483      1,425,443

-------------------------
(1) The compounding assumes a ten-year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(2) Incentive stock options granted pursuant to the Company's 2004 Stock Incentive Plan. These options become exercisable in three cumulative installments of 33 1/3% on the first three anniversary dates of grant. The grant date was December 29, 2004.

     The following table sets forth information with respect to the Named Executive Officers concerning options held at year end 2004.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                              NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                  SHARES                    OPTIONS AT FISCAL YEAR-END       IN-THE-MONEY OPTIONS AT
                                 ACQUIRED       VALUE                  (#)                    FISCAL YEAR-END($)(1)
                                ON EXERCISE    REALIZED    ----------------------------    ----------------------------
NAME                                (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                            -----------    --------    -----------    -------------    -----------    -------------
Gregory R. Binkley..........       5,313        84,833       229,950         116,000        3,804,058        520,670
Charles B. Lingen...........       1,875        29,317       152,423          76,667        2,549,490        348,105
John M. Casler..............      16,000       257,602       113,833          76,667        1,823,132        348,105

-------------------------
(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at December 31, 2004.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                         NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE
                                                                                          FOR FUTURE ISSUANCE
                                           NUMBER OF SECURITIES                              UNDER EQUITY
                                            TO BE ISSUED UPON       WEIGHTED-AVERAGE      COMPENSATION PLANS
                                               EXERCISE OF         EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                           OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,       REFLECTED IN
                                           WARRANTS AND RIGHTS    WARRANTS AND RIGHTS         COLUMN (A))
PLAN CATEGORY                                      (A)                    (B)                     (C)
-------------                              --------------------   --------------------   ---------------------
Equity compensation plans approved by
  security holders(1)....................        1,342,879               $12.43                 109,329
Equity compensation plans not approved by
  security holders.......................               --                   --                      --
  Total..................................        1,342,879               $12.43                 109,329

---------------

(1) These plans are the Company's 1991 Stock Option Plan, 1996 Stock Option Plan, 1999 Stock Option Plan and 2004 Stock Incentive Plan.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Gregory R. Binkley, Charles B. Lingen and John M. Casler. Each agreement is automatically renewed each December 31 for additional one year terms unless either party gives two months' notice of nonrenewal, and terminates upon the employee's death, disability or retirement at age 65. Upon termination of the agreement by reason of death or disability, each of the employees or his estate is entitled to a payment equal to 12 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Upon termination of the agreement (i) by the employee for good reason (as defined in the agreement) or (ii) by the Company without good cause or upon the Company's failure to renew the agreement, the employee is entitled to a payment equal to 24 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Each agreement also provides that if the employee is terminated, or resigns for good reason or if the Company fails to renew the agreement within two years following a substantial event (defined as a sale of substantially all of the Company's assets, a merger or other reorganization resulting in the incumbent directors constituting less than a majority of the board, or a tender offer for 50% or more of the Company's outstanding voting stock), such employee is entitled to a payment equal to three times his annual base salary, plus a pro rata portion of the bonus otherwise payable to the employee.

     The Company has entered into an agreement with Gary Olen pursuant to which Mr. Olen has granted the Company the exclusive right to use his name and likeness and provides services to the Company. The agreement continues until June 30, 2007 and is automatically renewed for additional one-year terms unless either party gives one year's notice of non-renewal. The Company pays Mr. Olen $50,000 per year under the agreement, subject to an annual cost of living adjustment, plus benefits. In 2004, the Company paid Mr. Olen $53,934 in salary, a $3,075 401(k) employer matching contribution, $820 for group term life insurance premiums and $400 for articles written.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of William T. Sena, Leonard M. Paletz and Jay A. Leitch. Mr. Paletz is a former Chief Executive Officer of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes policies relating to compensation of executive officers of the Company. The Committee is also responsible for the review and determination of salaries, bonuses and stock options for executive officers.

     Executive Compensation Policies

     The Company's compensation policy seeks to provide an appropriate relationship between executive pay and the creation of shareholder value, while motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and stock options. Measurement of corporate performance is primarily based on the pre-tax earnings of the Company. Performance goals are revised annually to create an incentive for senior management to increase corporate earnings. The Committee feels that stock options are an effective incentive for executives to create value for shareholders since their value bears a direct relationship to the Company's stock price. Annual cash compensation, together with equity-based compensation, is designed to attract and retain qualified executives and to ensure that executives have a continuing stake in the long-term success of the Company.

     Base Salary. Base salaries for executive officers, as well as changes in base salaries, are determined by the Committee based upon recommendations by the Chief Executive Officer, comparable salaries for companies of similar size and profitability, and an evaluation of subjective factors such as the individual's position, contribution, experience and length of service.

     Annual Bonus. The Company's annual bonus program provides for the payment of cash bonuses based upon the achievement of pre-determined corporate performance goals. For 2004, the Committee set specific levels of Company pre-tax earnings as the performance measure for determining cash bonuses, separately calculated for the Company's two business segments: The Sportsman's Guide ("TSG") and The Golf Warehouse ("TGW"). The TSG bonus pool, in which executive officers participate, could range from $50,000 at threshold pre-tax earnings of $3.5 million increasing to a maximum of $350,000 plus 30% of pre-tax earnings over $5.0 million. Cash bonuses totaling $2,903,000 were earned under the 2004 TSG bonus program.

     Each year the Committee has increased the levels of earnings used to determine cash bonuses. For 2004, the threshold TSG pre-tax earnings level was increased from $2.5 million to $3.5 million with the maximum level increased from $4.0 million to $5.0 million. Consequently, while TSG pre-tax earnings improved for 2004, total bonuses earned for 2004 remained virtually the same as in 2003 ($2,903,000 compared to $2,869,000). With annual increases in bonus payout performance levels, the Committee has approved annual increases in executive officer base salaries.

     Stock Options. Stock option awards to executive officers consist of annual grants and in some years possible additional grants based on corporate performance. The total number of annual stock option grants is determined by the Committee taking into consideration the incentive potential of the award as well as aggregate employee stock option ownership and overall corporate performance. Individual awards are based upon recommendations by the Chief Executive Officer. In late 2004, the Committee approved a stock option program for 2005 consisting of the grant of options for 180,000 shares of Common Stock to five officers, including three executive officers, under the 2004 Stock Incentive Plan.

     CEO Compensation

     Gregory R. Binkley, the Company's Chief Executive Officer, was paid a base salary of $260,000 for 2004, increased mid-year to $310,000. Mr. Binkley earned a cash bonus of $655,000 under the 2004 TSG bonus program based on his position and contribution to the Company's financial performance, compared to a cash bonus of $654,000 for 2003. Mr. Binkley's bonus was 22.6% and 22.8% of the total bonus pool under the 2004 and 2003 bonus programs, respectively. Mr. Binkley was also granted a 60,000 share option under the stock option program for the current year.

     Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the other named executive officers in the company's proxy statement. Compensation which is performance-based is exempt from the $1 million deductibility limitation. The Committee does not believe that the Company's executive compensation programs are materially affected by the Section 162(m) limitation at this time.

                                          William T. Sena, Chairman
                                          Leonard M. Paletz
                                          Jay A. Leitch

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of the cumulative total returns for the Company's Common Stock (*), the CRSP (**) Index for NASDAQ Stock Market and the CRSP Index for NASDAQ Retail Trade Stocks. The graph assumes $100 invested on December 31, 1999 in the Company's Common Stock and each index with all dividends reinvested.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
AMONG THE SPORTSMAN'S GUIDE, INC., NASDAQ STOCKS AND NASDAQ RETAIL TRADE STOCKS

[PERFORMANCE GRAPH]

                                                    SPORTSMAN'S GUIDE             NASDAQ STOCKS            NASDAQ RETAIL TRADE
                                                    -----------------             -------------            -------------------
12/31/99                                                 100.00                      100.00                      100.00
03/31/00                                                 113.37                      112.35                       90.13
06/30/00                                                  98.02                       97.69                       71.68
09/30/00                                                  51.49                       90.07                       73.15
12/31/00                                                  29.21                       60.31                       61.39
03/31/01                                                  31.68                       44.98                       63.66
06/30/01                                                  44.65                       53.04                       75.13
09/30/01                                                  70.65                       36.80                       63.62
12/31/01                                                  87.60                       47.84                       84.83
03/31/02                                                 135.76                       45.33                       85.10
06/30/02                                                 220.20                       36.13                       87.10
09/30/02                                                 246.50                       28.99                       69.93
12/31/02                                                 193.27                       33.07                       72.10
03/31/03                                                 239.37                       33.27                       70.15
06/30/03                                                 310.50                       40.12                       82.93
09/30/03                                                 390.18                       44.17                       89.53
12/31/03                                                 533.23                       49.45                      100.40
03/31/04                                                 614.50                       49.10                      105.29
06/30/04                                                 627.80                       50.56                      113.52
09/30/04                                                 685.94                       46.92                      111.49
12/31/04                                                 717.62                       53.81                      127.31

 Assumes $100 invested on December 31, 1999 in The Sportsman's Guide, Inc. common stock, the NASDAQ stock index and the NASDAQ Retail Trade stock index, with all dividends reinvested. The indices for NASDAQ stocks and NASDAQ Retail Trade stocks were prepared by the Center for Research in Security Prices, University of Chicago GSB.
-------------------------
 * The Company's Common Stock traded on the NASDAQ National Market under the symbol "SGDE" from February 5, 1998 through February 26, 2001. The Company's Common Stock was traded on the NASDAQ SmallCap Market from February 27, 2001 through June 4, 2002 and was transferred to the NASDAQ National Market effective June 5, 2002.

** Center for Research in Security Prices, Graduate School of Business,
   University of Chicago, Chicago, Illinois.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 11, 2005 (the record date for the Annual Meeting) by each director and nominee for director of the Company, each Named Executive Officer and all directors and executive officers as a group, and those persons or groups known by the Company to own more than 5% of the Common Stock.

                                                                     COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                                ----------------------
NAME                                                            NUMBER     PERCENT(1)
----                                                            ------     ----------
Directors and Executive Officers(2):
Gregory R. Binkley(3).......................................    249,951       5.0%
Charles B. Lingen(4)........................................    153,049       3.1%
John M. Casler(5)...........................................    113,834       2.3%
Gary Olen...................................................         --         --
Leonard M. Paletz...........................................     21,322        *
William T. Sena.............................................         --         --
Jay A. Leitch...............................................         --         --
Darold D. Rath(6)...........................................      4,860        *
Ronald G. Olson.............................................         --         --
All directors and executive officers as a group
  (8 persons)(7)............................................    543,016      10.4%
Other Shareholders Owning More Than 5% of Common Stock:
Dalton, Greiner, Hartman, Maher & Co.(8)....................    398,901       8.4%
  565 Fifth Avenue, Suite 2101
  New York, NY 10017
Mario Cibelli(9)............................................    334,500       7.0%
  52 Vanderbilt Avenue, 4th Floor
  New York, NY 10017
Babson Capital Management LLC(10)...........................    308,300       6.5%
  One Memorial Drive
  Cambridge, MA 02142-1300
Bruce Silver(11)............................................    267,718       5.6%
  220 East 42nd Street, 29th Floor
  New York, NY 10017
Bjurman, Barry & Associates(12).............................    261,200       5.5%
  10100 Santa Monica Boulevard, Suite 1200
  Los Angeles, CA 90067

-------------------------
   * Less than 1%.

 (1) Percentages are calculated on the basis of the number of shares outstanding on March 11, 2005 plus the number of shares issuable pursuant to options held by the individual which are exercisable within 60 days after March 11, 2005.

 (2) The address of each director and executive officer is 411 Farwell Avenue, South St. Paul, Minnesota 55075.

 (3) Includes 2,000 shares held in the name of Mr. Binkley's wife and 229,951 shares issuable upon the exercise of options.

 (4) Includes 152,424 shares issuable upon the exercise of options.

 (5) Includes 113,834 shares issuable upon the exercise of options.

 (6) Includes 3,700 shares held in the name of Mr. Rath's wife.

 (7) Includes 496,209 shares issuable upon the exercise of options.

 (8) Based on a Schedule 13G filing dated February 10, 2005. Dalton, Greiner, Hartman, Maher & Co., a registered investment advisor, has sole power to vote 388,501 shares and sole power to dispose of 398,901 shares.

 (9) Based on a Schedule 13D filing dated December 30, 2004 filed by Mario Cibelli, Cibelli Capital Management, L.L.C. and Marathon Partners, L.P. Mr. Cibelli has sole power to vote and dispose of 334,500 shares. Cibelli Capital Management, L.L.C. and Marathon Partners, L.P. have shared power to vote and dispose of 310,000 shares.

(10) Based on a Schedule 13G filing dated February 11, 2005. Babson Capital Management LLC, a registered investment advisor, has sole power to vote 303,300 shares, shared power to vote 5,000 shares, and sole power to dispose of 308,300 shares. Babson Capital Management LLC may be deemed the beneficial owner of the shares which are owned by investment advisory clients.

(11) Based on a Schedule 13G filing dated February 3, 2005 filed by Bruce Silver, Silver Capital Management, LLC, Silver Capital Fund, LLC and Silver Capital Fund (Offshore) Ltd. Mr. Silver and Silver Capital Management, LLC have shared power to vote and dispose of 267,718 shares. Silver Capital Fund, LLC has shared power to vote and dispose of 86,849 shares. Silver Capital Fund (Offshore) Ltd. has shared power to vote and dispose of 32,524 shares.

(12) Based on a Schedule 13G filing dated April 7, 2004 filed by Bjurman, Barry & Associates, George Andrew Bjurman and Owen Thomas Barry III. Bjurman, Barry & Associates, a registered investment advisor, has sole power to vote and dispose of 261,200 shares as of March 31, 2004. Messrs. Bjurman and Barry disclaim beneficial ownership of any shares attributed to Bjurman, Barry & Associates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent beneficial owners of Common Stock to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during 2004 all Section 16 filing requirements applicable to its directors, executive officers and ten percent beneficial owners were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 28, 2004, Gary Olen, a director of the Company, sold 100,000 shares of Common Stock for $20.03 per share in a market transaction following his exercise of stock options at a weighted average exercise price of $6.76 per share. The Company purchased the 100,000 shares for $2,003,000 in a market transaction under its stock repurchase program.

                             SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the 2006 Annual Meeting must be received by the Secretary of the Company on or before November 25, 2005 to be considered for inclusion in the proxy statement for that meeting. Proposals should be directed to the Company's executive offices at 411 Farwell Avenue, South St. Paul, Minnesota 55075, Attention: Mr. Charles B. Lingen, Secretary/Treasurer. Shareholder proposals intended to be submitted at the 2006 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by the Company at its executive offices on or before February 8, 2006.

     Shareholder recommendations for director candidates must be received by the Nominating and Corporate Governance Committee at the Company's executive offices on or before November 25, 2005 to be considered for nomination in connection with the 2006 Annual Meeting. Names submitted after this deadline will not be considered.

                             ADDITIONAL INFORMATION

     The Company's Annual Report to Shareholders for the year ended December 31, 2004 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

                            SOLICITATION OF PROXIES

     The Company will bear the entire expense of this proxy solicitation. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation and will pay Georgeson an estimated fee of $15,000 plus reimbursement of out-of-pocket expenses. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

                                          THE SPORTSMAN'S GUIDE, INC.

                                          /s/ CHARLES B. LINGEN
                                          Charles B. Lingen, Secretary

                                                                      APPENDIX I

                          THE SPORTSMAN'S GUIDE, INC.
                           2005 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE

     The purpose of the Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining individuals eligible to participate in the Plan; (ii) motivating such individuals by providing incentive compensation; and (iii) aligning the interests of such individuals with the interests of the Company's shareholders.

SECTION 2.  DEFINITIONS

     The following terms, as used in the Plan, shall have the meaning specified below. Other capitalized terms shall have the meaning specified in the Plan.

     a. "AWARD" means an award granted pursuant to Section 4.

     b. "AWARD AGREEMENT" means a document described in Section 6 setting forth the terms and conditions applicable to the Award granted to the Participant.

     c. "BOARD OF DIRECTORS" means the Board of Directors of the Company, as it may be comprised from time to time.

     d. "CHANGE OF CONTROL" means Change of Control as defined in Section 10.

     e. "CODE" means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

     f. "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee as may be designated by the Board of Directors.

     g. "COMPANY" means The Sportsman's Guide, Inc., and any successor thereto.

     h. "COVERED EMPLOYEE" means a covered employee within the meaning of Code section 162(m)(3).

     i. "DIVIDEND EQUIVALENT" means an amount equal to the amount of cash dividends payable with respect to a Share after the date an Award is granted.

     j. "EMPLOYEE" means an employee of the Company or a Subsidiary. The term includes consultants of the Company or a Subsidiary, but excludes members of the Board of Directors who are not also employees of the Company or a Subsidiary. The term also includes any person who, in connection with the hiring of such person, has been granted an Award prior to the date such person first performs services for the Company or a Subsidiary, provided that no Award granted to such a person shall become vested prior to the date that such person first performs such services.

     k. "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

     l. "FAIR MARKET VALUE" means (i) the average of the highest and lowest sale prices of the Shares as reported on the Nasdaq reporting system on the relevant date (or if the Shares are not then so traded, the average of the highest and lowest sale prices of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if no sale of the Shares is reported for such date, the next preceding day for which there is a reported sale or (ii) if there is no public market for the Shares on such date, fair market value as determined by the Committee.

     m. "INCENTIVE STOCK OPTION" means an Option (or option granted pursuant to any other plan of the Company or a Subsidiary) intended to comply with Code section 422.

     n. "INSIDER" means any person who is subject to Section 16 of the Exchange Act, and any successor statutory provision, as it may be amended from time to time.

     o. "NON-QUALIFIED STOCK OPTION" means an Option not intended to comply with Code section 422.

     p. "OPTION" means an option granted pursuant to Section 4(a).

     q. "PARTICIPANT" means any Employee who has been granted an Award.

     r. "PERFORMANCE GOAL" means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     s. "PERFORMANCE FORMULA" means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     t. "PERFORMANCE MEASURE" means one or more of the following selected by the Committee to measure Company and/or Subsidiary performance for a Performance
Period: basic or diluted earnings per share; revenue; operating income; net income (either before or after taxes); net income before interest and taxes; net income before interest, taxes, depreciation and amortization; return on capital; return on equity; net cash provided by operations; stock price and total shareholder return. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee and to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     u. "PERFORMANCE PERIOD" means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's rights in respect of an Award.

     v. "SHARES" means shares of Common Stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

     w. "SUBSIDIARY" means (i) any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any other corporation or other entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     x. "TEN-PERCENT SHAREHOLDER" means any person who owns, directly or indirectly, on the relevant date, securities having 10% or more of the combined voting power of all classes of the Company's securities or of its parent or subsidiaries. For purposes of applying the foregoing 10% limitation, the rules of Code section 424(d) shall apply.

SECTION 3.  ELIGIBILITY

     The Committee may grant one or more Awards to any Employee designated by it to receive an Award.

SECTION 4.  AWARDS

     The Committee may grant any one or more of the following types of Awards, either singly, in tandem or in combination with other types of Awards:

     a. OPTIONS. An Option is an option to purchase a specific number of Shares exercisable at such time or times and subject to such terms and conditions as the Committee may determine subject to the Plan, provided that the term of an Option shall not exceed ten years.

          (i) The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Shares on the date such Option is granted.

          (ii) The exercise price of an Option shall be paid in cash or check (subject to collection); provided that, at the discretion of the Committee, the exercise price may also be paid by the tender, by either actual delivery or attestation, of Shares acceptable to the Committee and valued at their Fair Market Value on the date of exercise; through a combination of Shares and cash; or through such other means as the Committee may determine. Without limiting the foregoing, to the extent permitted by applicable law:

             A. The Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the exercise price by authorizing a third party, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Shares acquired upon exercise of such Option and to remit to the Company a sufficient portion of the proceeds from such sale to pay the entire exercise price of such Option and any required tax withholding resulting therefrom.

          (iii) No fractional Shares will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to Shares delivered pursuant to the exercise of an Option as it deems desirable.

          (iv) Incentive Stock Options shall be subject to the following additional provisions:

             A. The aggregate Fair Market Value (determined on the date that the Option is granted) of the Shares subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000.

             B. No Incentive Stock Option may be granted under this Plan on or after the tenth anniversary of the earlier of:

                (1) the date this Plan is adopted, or

                (2) the date this Plan is approved by shareholders.

             C. No Incentive Stock Option may be exercisable more than:

                (1) in the case of an Employee who is not a Ten-percent Shareholder on the date that the Option is granted, ten years after the date the Option is granted, and

                (2) in the case of an Employee who is a Ten-percent Shareholder on the date the Option is granted, five years after the date the Option is granted.

             D. In the case of an Employee who is a Ten-percent Shareholder on the date that the Option is granted, the exercise price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Shares subject to the Option on such date.

             E. No Incentive Stock Option may be granted to a person who is not an employee of the Company or a Subsidiary on the date that the Option is granted.

     b. RESTRICTED STOCK. Restricted Stock is Shares that are issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including but not limited to the achievement of specific goals with respect to Company, Subsidiary or individual performance over a specified period of time. Subject to such restrictions, the Participant as owner of such Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to such Restricted Stock while subject to such restrictions shall be accumulated or reinvested in Shares and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. A certificate for the Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, however, that the certificates representing Restricted Stock shall be held in custody by the Company until the restrictions relating thereto otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock.

     c. STOCK EQUIVALENT UNITS. A Stock Equivalent Unit is an Award based on the Fair Market Value of one Share. All or part of any Stock Equivalent Units Award may be subject to conditions and restrictions established by the Committee, including but not limited to the achievement of specific goals with respect to Company, Subsidiary or individual performance over a specified period of time. Dividend Equivalents may be granted with respect to all or part of a Stock Equivalent Unit Award. Alternatively, the Committee may also provide for automatic awards of additional Stock Equivalent Units on each date that cash dividends are paid on the Shares in an amount equal to (i) the product of the dividend per Share times the total number of Stock Equivalent Units held by the Participant as of the record date for such cash dividend divided by (ii) the Fair Market Value of a Share on the dividend payment date. Stock Equivalent Units may be settled in Shares or cash or both.

     d. PERFORMANCE UNITS. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement of specific goals with respect to Company, Subsidiary or individual performance over a specified period of time. The maximum amount of such compensation that may be paid to any one Participant with respect to any one Performance Period shall be $1,000,000. Performance Units may be settled in Shares or cash or both.

     e. PERFORMANCE COMPENSATION AWARDS.

     (i) The Committee may, at the time of grant of an Award (other than an Option), designate such Award as a Performance Compensation Award in order that such Award constitute qualified performance-based compensation under Code section 162(m). With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period), establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code section 162(m).

     (ii) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for such Award are achieved and the Performance Formula as applied against such Performance Goals(s) determines that all or some portion of such Participant's Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant's Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Sections 4(d) and 5(b), as applicable.

     f. DEFERRALS. The Committee may require or permit Participants to defer the issuance or vesting of Shares or the settlement of Awards under such rules and procedures as it may be established under the Plan. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts or the payment or crediting of Dividend Equivalents on deferred settlements denominated in Shares.

SECTION 5.  SHARES AVAILABLE UNDER PLAN

     a. Subject to the adjustment provisions of Section 9, the number of Shares with respect to which Awards may be granted (or, in the cases of Awards that may be settled in cash or Shares, settled) under the Plan shall not exceed 600,000 Shares; provided that Shares with respect to the unexercised or undistributed portion of any terminated or forfeited Award and Shares tendered or withheld to pay the exercise price of an Option and/or any required tax withholding with respect to an Award shall be available for further Awards. Additional rules for determining the number of Shares granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

     b. Subject to the adjustment provisions of Section 9, the maximum number of Shares with respect to which Awards may be granted to any single Participant in the form of Options, Restricted Stock or Stock Equivalent Units shall not exceed the total number of Shares available under this Plan.

     c. The Shares that may be issued pursuant to an Award under the Plan may be authorized but unissued Shares, or Shares may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

SECTION 6.  AWARD AGREEMENTS

     Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, as determined by the Committee subject to the Plan, including but not limited to provisions describing the treatment of an Award in the event of the termination of a Participant's status as an Employee.

SECTION 7.  AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part, and the Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided that no such action shall impair the rights of any holder of an Award without the holder's consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Award Agreement without the approval of the shareholders of the Company to (i) increase the number of Shares available for Awards as set forth in Section 5 or (ii) decrease the exercise price of any Option.

SECTION 8.  ADMINISTRATION

     a. The Plan and all Awards shall be administered by the Committee. In the absence of the Committee, or to the extent determined by the Board of Directors, any action that could be taken by the Committee may be taken by the Board of Directors, provided that any such action may be taken with respect to Covered Employees only by those members of the Board of Directors who are considered "outside directors" within the meaning of Treasury Reg. sec. 1.162-27(e)(3). A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

     b. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan and
(v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     c. The Committee and others to whom the Committee has allocated or delegated authority or duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

     d. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional fees.

     e. It is the intent of the Company that this Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, (i) in the case of Participants who are or may be Insiders, the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder and (ii) in the case of Performance Compensation Awards, the applicable requirements of Code section 162(m). If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders and/or Covered Employees, as applicable.

     f. The Committee may appoint such accountants, counsel and other experts as it deems necessary or desirable in connection with the administration of the Plan.

     g. Except to the extent prohibited by applicable law or otherwise, the Committee may from time to time allocate to one or more of its members and delegate to one or more Employees all or any portion of its authority and duties, provided that the Committee may not allocate or delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 8(e).

SECTION 9.  ADJUSTMENT PROVISIONS

     a. In the event of any change in the outstanding Shares by reason of a stock dividend or stock split, the number of Shares then remaining subject to this Plan, and the maximum number of Shares that may be issued to any single Participant pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding Shares, be proportionately increased and the exercise price for each Share then covered by an outstanding Award shall be proportionately reduced, and
(ii) in the event of a reduction in the number of outstanding Shares, be proportionately reduced and the exercise price for each Share then covered by an outstanding Award shall be proportionately increased.

     b. In the event of any change in the outstanding Shares by reason of a recapitalization, merger or consolidation (whether or not the Company is the surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash or property, but not including the repurchase or issuance of Shares by the Company unrelated to any such corporate change or extraordinary dividend, the number and kind of shares subject to this Plan, the maximum number of shares that may be issued to any single Participant, the number and kind of shares subject to outstanding Awards and the exercise price thereof shall be adjusted by the Committee as it deems appropriate to prevent dilution or enlargement of the rights and benefits intended to be conveyed by an Award.

     c. The Committee shall make any further adjustments as it deems necessary to help ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in
Section 9(a) or (b), or as is required or authorized under the terms of any applicable Award Agreement, provided the Committee shall not be permitted under this Section 9(c) to increase the number of Shares available for Awards in total or to each Participant as set forth in Section 5.

     d. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolida-tion of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

SECTION 10.  CHANGE OF CONTROL

     a. In the event of a Change of Control, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

          (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

          (ii) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

          (iii) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control.

     b. A "Change of Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a Change of Control shall include and be deemed to occur upon the following events:

          (i) Any person (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company.

          (ii) The Incumbent Directors cease to constitute a majority of the Board of Directors. "Incumbent Directors" means the members of the Board of Directors at the effective date of the Plan and persons elected or nominated for election as their successors or pursuant to increases in the size of the Board by a vote of at least two-thirds of the Incumbent Directors and successors or additional members so elected or nominated.

          (iii) The shareholders of the Company approve a merger, combination, consolidation, recapitalization or other reorganization of the Company with one or more other entities that are not wholly-owned Subsidiaries and, as a result of the transaction, less than 50% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be beneficially owned in the aggregate by shareholders of the Company, determined as of the record date for determination of holders entitled to vote on the action or the day immediately prior to the event in the absence of a vote.

          (iv) The shareholders of the Company approve a plan of liquidation and dissolution or sale or transfer of all or substantially all of the Company's assets to an entity that is not a wholly-owned Subsidiary.

SECTION 11.  MISCELLANEOUS

     a. NONASSIGNABILITY. Except as otherwise provided in this Plan or by the Committee, no Award or benefit or right related thereto shall be assignable or transferable except by will or by the laws of descent and distribution.

     b. OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     c. PAYMENTS TO OTHER PERSONS. To the extent permitted by law, none of the benefits payable under or relating to the Plan shall be subject to the claims or legal process of the creditors of a Participant or of his or her beneficiary, spouse, prior spouse, or other persons or entity. Any payment legally required to be made to any person other than the person to whom any amount is made available under the Plan shall be a complete discharge of the liability with respect thereto.

     d. UNFUNDED PLAN. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

     e. LIMITS OF LIABILITY. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

     f. RIGHTS OF PARTICIPANTS. Status as an eligible Employee shall not be construed as a commitment that any Award shall be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause. Except as provided otherwise in an Award Agreement, an Employee's (i) transfer from the Company to a Subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary to another; (ii) change in status to or from employee or consultant; or (iii) leave of absence, duly authorized in writing by the Company or a Subsidiary, shall not be deemed a termination of such Employee's employment or other service.

     g. RIGHTS AS A SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date the Participant becomes the holder of record of such Shares. Except as provided in
Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

     h. WITHHOLDING. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash, check (subject to collection) or Shares, or with the approval of the Committee, Shares may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of Shares to be paid or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Shares when the withholding is required to be made.

     i. SECTION HEADINGS. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

     j. CONSTRUCTION. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

     k. INVALIDITY. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part hereof or thereof.

     l. APPLICABLE LAW. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Minnesota without regard to the conflict of law principles thereof.

     m. COMPLIANCE WITH LAWS. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell or issue Shares hereunder or thereunder if the issuance would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

     n. EFFECTIVE DATE AND TERM. The Plan was adopted by the Board of Directors effective as of February 25, 2005, subject to approval by the Company's shareholders. The Committee may grant Awards prior to shareholder approval, provided, however, that Awards granted prior to such shareholder approval are automatically cancelled if shareholder approval is not obtained at or prior to the period ending 12 months after the date the Plan is effective and provided further that no Award may be exercisable prior to the date shareholder approval is obtained. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that Incentive Stock Options under the Plan may only be granted within ten years from the effective date of the Plan.

PROXY                     THE SPORTSMAN'S GUIDE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 6, 2005

        The undersigned hereby appoints Gregory R. Binkley and Charles B. Lingen and each of them, as proxies, with full power of substitution, to vote all shares of Common Stock of The Sportsman's Guide, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, May 6, 2005 at 1:00 p.m. and any adjournments thereof as follows:

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

      1. ELECTION OF DIRECTORS              FOR all nominees listed below         WITHHOLD AUTHORITY
                                            (except as marked to the              to vote for all nominees listed
                                            contrary below).  [ ]                 below.  [ ]

    INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.

              Gregory R. Binkley, Charles B. Lingen, Gary Olen,
       William T. Sena, Jay A. Leitch, Darold D. Rath, Ronald G. Olson

    2. Approval of the 2005 Stock Incentive Plan.

     [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

    3. Ratification of the engagement of Grant Thornton LLP as the independent registered public accounting firm for the Company for 2005.

     [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

    4. In their discretion to vote upon such other business as may properly come before the meeting.

                         (Continued on reverse side)

                          (continued from other side)

        IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, FOR THE APPROVAL OF THE 2005 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE ENGAGEMENT OF GRANT THORNTON LLP.

        Please sign and date this Proxy below and return in the enclosed envelope.

                                                Dated:  , 2005




                                                ----------------------------
                                                        (Signature)




                                                ----------------------------
                                                        (Signature)

                                                Please date and sign your
                                                name as it appears hereon.
                                                When signing as an attorney,
                                                executor, administrator,
                                                guardian or in some other
                                                representative capacity,
                                                please give full title. All
                                                joint owners must sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS